Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated March 15, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting of Ring Energy, Inc., which appears in this Form 10-K, together with any other registration statements that permit incorporation by reference.

/s/ Eide Bailly LLP

Eide Bailly LLP

Salt Lake City, Utah

March 15, 2017

www.eidebailly.com

5 Triad Center, Ste. 750 | Salt Lake City, UT 84180-1128 | T 801.532.2200 | F 801.532.7944 | EOE